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                                                                     EXHIBIT 1.1



                                  [ o ] SHARES


                                   51JOB, INC.

                  COMMON SHARES, PAR VALUE US$0.0001 PER SHARE
                    IN THE FORM OF AMERICAN DEPOSITARY SHARES





                             UNDERWRITING AGREEMENT










[ o ], 2004


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                                                                     [ o ], 2004




Morgan Stanley Dean Witter (Asia) Limited
Morgan Stanley & Co. International Limited
UBS Securities LLC
Piper Jaffray & Co.
CLSA Limited
c/o  Morgan Stanley Dean Witter (Asia) Limited
     27th Floor
     Three Exchange Square
     Hong Kong


Dear Sirs and Mesdames:

         51job, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") an aggregate of [ o ] common shares, par value US$0.0001 per share, of the Company (the "FIRM SHARES").

         The Company also proposes to issue and sell to the several Underwriters not more than an additional [ o ] Common Shares (the "ADDITIONAL SHARES"), if and to the extent that Morgan Stanley Dean Witter (Asia) Limited, as representative of the Underwriters (the "GLOBAL COORDINATOR"), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Common Shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The Common Shares of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON SHARES".

         The Underwriters will take delivery of the Shares in the form of American Depositary Shares. The American Depositary Shares are to be issued pursuant to a Deposit Agreement dated as of [ o ], 2004 (the "DEPOSIT AGREEMENT") among the Company, JP Morgan Chase Bank, as Depositary (the "DEPOSITARY"), and the holders from time to time of the American Depositary Receipts (the "ADRS") issued by the Depositary and evidencing the American Depositary Shares. Each American Depositary Share will initially represent the right to receive two Common Shares deposited pursuant to the Deposit Agreement.

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to

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the Shares and a registration statement relating to the American Depositary
Shares corresponding to the Shares. The registration statement relating to the Shares as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS." The registration statement relating to the American Depositary Shares, as amended at the time it becomes effective, is hereinafter referred to as the "ADR REGISTRATION STATEMENT." If the Company has filed abbreviated registration statements to register additional Common Shares and additional American Depositary Shares pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENTS"), then any reference herein to the term "Registration Statement" and the "ADR Registration Statement" shall be deemed to include the corresponding Rule 462 Registration Statement.

         The Company conducts substantially all of its operations and generates substantially all of its revenue through (i) the subsidiaries incorporated outside the PRC in Schedule IV (each an "OVERSEAS SUBSIDIARY"), (ii) the subsidiaries incorporated in the PRC, as identified in Schedule V (each a "PRC SUBSIDIARY"), and (iii) Beijing Qian Cheng Si Jin Advertising Co., Ltd. ("QIAN CHENG"), Beijing Run An Information Consultancy Co., Ltd. ("RUN AN") and Shanghai Run An Lian Information Consultancy Co., Ltd. ("RAL") (each a "PRC AFFILIATED COMPANY" and collectively the "PRC AFFILIATED COMPANIES"), each of which is directly or indirectly owned by citizens of the People's Republic of China (the "PRC") and established in the PRC, all as described in the Prospectus. In addition, the Company has completed a series of transactions (the "REORGANIZATION") as described in the Prospectus and in connection therewith the Company and/or its subsidiaries have entered into a series of contractual arrangements and agreements with these PRC Affiliated Companies and/or certain respective shareholders of these PRC Affiliated Companies, as set out in
Schedule III (each a "REORGANIZATION AGREEMENT" and collectively the "REORGANIZATION AGREEMENTS").

         1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

                  (a) The Registration Statement and the ADR Registration Statement have each become effective; no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.


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                  (b) (i) Each of the Registration Statement and the ADR
         Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADR Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Global Coordinator expressly for use therein.

                  (c) The Company has been duly incorporated, is validly existing as an exempted limited liability company in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Group Companies (as defined below), taken as a whole ("MATERIAL ADVERSE EFFECT"). The Memorandum and Articles of Association of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.

                  (d) Each Overseas Subsidiary has been duly incorporated, is validly existing as an exempted company limited by shares (in the case of 51net Beijing and 51net HR) or an international business company (in the case of 51net.com Inc.) and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each Overseas


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         Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims; and none of the outstanding shares of capital stock or equity interest in any Overseas Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Overseas Subsidiary. The Memorandum and Articles of Association or other constitutive or organizational documents of each of the Overseas Subsidiaries comply with the requirements of applicable law in their respective jurisdictions of incorporation and are in full force and effect.

                  (e) The Company's PRC Subsidiaries are identified in Schedule V, and the Company has no other direct or indirect subsidiaries or any other company (other than the PRC Affiliated Companies) over which it has direct or indirect effective control incorporated or operating in the PRC. Except as disclosed in the Prospectus with respect to the subsidiaries of AdCo, each PRC Subsidiary has been duly established and is validly existing under the laws of the PRC, and, except as disclosed in the Prospectus with respect to Tech JV, its business license is in full force and effect. The Articles of Association of each PRC Subsidiary comply with the requirements of applicable PRC law, including the PRC Company Law, and are in full force and effect.

                  (f) Each PRC Affiliated Company has been duly established and is validly existing under the laws of the PRC, and its business license is in full force and effect. The Articles of Association of each PRC Affiliated Company comply with the requirements of applicable PRC law, including the PRC Company Law, and are in full force and effect.

                  (g) Neither the Company nor any of the Overseas Subsidiaries, the PRC Subsidiaries or the PRC Affiliated Companies (each a "GROUP COMPANY" and collectively the "GROUP COMPANIES") is (i) in violation of its respective Memorandum and Articles of Association or its other constitutive documents or, except as disclosed in the Prospectus with respect to Tech JV, business licenses or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the Group Companies is a party or by which any of them may be bound, or to which any of the properties or assets of any Group Company is subject except in the case of this clause (ii) for such defaults that would not individually or in the aggregate have a Material Adverse Effect; and (iii) none of the (A) current businesses, activities, agreements or commitments of any Group Company is unauthorized or exceeds the business scope of


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         its respective business licenses, except to the extent that the failure to be so authorized or to operate within the business scope of its respective business license would not have a Material Adverse Effect or
         (B) past businesses, activities, agreements or commitments of any Group Company has been unauthorized or has exceeded the business scope of its respective business licenses, except to the extent that the failure to have been so authorized or to have operated within the business scope of its respective business licenses has been corrected, remedied, rectified or waived and where such failure would not be reasonably expected to have a Material Adverse Effect.

                  (h) Each PRC Subsidiary and PRC Affiliated Company is a legal person with limited liability, and the liability of the Company or any other equity investor in respect of equity interests held in each PRC Subsidiary and PRC Affiliated Company is limited to its investment therein. All of the registered share capital of, or equity interest in, each PRC Subsidiary and PRC Affiliated Company have been fully authorized and are validly issued, fully paid and non-assessable and are owned directly or indirectly as described in the Prospectus, free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims (each a "LIEN"), except as described in the Prospectus. The Company's wholly-owned Overseas Subsidiary, 51net Beijing, a company incorporated in the Cayman Islands, directly owns 100% of the interest of Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd. (the "WFOE"), free and clear of all Liens. The Company's wholly-owned Overseas Subsidiary, 51net.com Inc., directly owns a 51% capital interest in Qianjin Network Information Technology (Shanghai) Co., Ltd. (the "TECH JV"), free and clear of all Liens. The Tech JV directly owns an 80% capital interest in Shanghai Qianjin Culture Communication Co., Ltd. ("ADCO"), free and clear of all Liens. AdCo directly owns a 70% capital interest in Wuhan Mei Hao Qian Cheng Advertising Co., Ltd. ("WUHAN ADCO SUB") and a 90% capital interest in each of Hangzhou Meijin Advertising Co., Ltd., Kunming Mei Hao Qian Cheng Advertising Co., Ltd., Dalian Mei Hao Qian Cheng Advertising Co., Ltd., Chongqing Qian Cheng Wu You Advertising Co., Ltd., Hefei Wu You Culture Communication Co., Ltd., Ningbo Qianjin Culture Communication Co., Ltd., Shanghai Cheng An Human Resources Co., Ltd., Shanghai Wang Cai Trading Co., Ltd. (together with Wuhan AdCo Sub, each an "ADCO SUB" and collectively the "ADCO SUBS"), free and clear of all Liens. Qian Cheng directly owns a 1% capital interest in the Tech JV, a 20% capital interest in ADCO, a 30% capital interest in Wuhan AdCo Sub and a 10% capital interest in each of the other AdCo Subs, in each case, except as disclosed in the Prospectus, free and clear of all Liens. Wuhan AdCo Sub directly owns a


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         48% capital interest in Tech JV, free and clear, except as disclosed in the Prospectus, of all Liens. Tao Wang, a PRC citizen, is the record and sole beneficial owner of a 20% capital interest in each of Run An and RAL, in each case, except as disclosed in the Prospectus, free and clear of all Liens. Michael Lei Feng, a PRC citizen, is the record and sole beneficial owner of an 80% capital interest in each of Run An, RAL and Qian Cheng, in each case, except as disclosed in the Prospectus, free and clear of all Liens. Run An directly owns a 20% capital interest in Qian Cheng, free and clear of all Liens other than as disclosed in the Prospectus.

                  (i) None of the Group Companies have any subsidiaries that have not been disclosed in the Prospectus.

                  (j) This Agreement has been duly authorized, executed and delivered by the Company.

                  (k) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

                  (l) The common shares, par value US$0.0001 of the Company outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

                  (m) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

                  (n) There are no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Common Shares or any of the capital stock of the Company, except as described in the Prospectus. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or direct interests in any other Group Company, other than as set forth in the Prospectus.

                  (o) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, is a valid and binding agreement of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity.


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

                  (p) ADRs, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued and the persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement.

                  (q) The Deposit Agreement, the American Depositary Shares and the ADRs conform in all material respects as to legal matters to the description thereof contained in the Prospectus.

                  (r) Except as described in the Prospectus, the Shares and the American Depositary Shares are freely transferable by the Company to or for the account of the several Underwriters and (to the extent described in the Prospectus) the initial holders thereof; and, except as disclosed in the Prospectus, there are no restrictions on subsequent transfers of the Shares or the American Depositary Shares under the laws of the Cayman Islands, the PRC or the United States.

                  (s) The American Depositary Shares have been approved for listing on the Nasdaq National Market ("NASDAQ"), subject to official notice of issuance.

                  (t) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene any provision of applicable law or the Memorandum and Articles of Association of the Company or the Memorandum and Articles of Association or business licenses or other constitutive documents of any of the Group Companies or conflict with, or result in a breach or violation of, any of the terms, or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any of the Group Companies is a party or by which it is bound or to which any of its property or assets is subject, that is material to the Group Companies, taken as a whole, except for such conflict, breach or violation that would not result in a Material Adverse Effect, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over any Group Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency ("GOVERNMENTAL AUTHORIZATION") is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the Shares and the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").


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

                  (u) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Group Companies, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (v) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which any of the Group Companies is a party or to which any of the properties of any of the Group Companies is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (w) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) none of the Group Companies have incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and
         (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of any of the Group Companies, except in each case as described in the Prospectus.

                  (x) None of the Group Companies owns any real property that is material to the business of the Group Companies, taken as a whole; each of the Group Companies has good and marketable title to all personal property owned by it which is material to the business of the Group Companies, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Group Companies; and any real property and buildings held under lease by any of the Group Companies are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Group Companies.

                  (y) The Group Companies own or possess, or otherwise have the right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or


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         confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and none of the Group Companies has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                  (z) No material labor dispute with the employees of any of the Group Companies exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the Group Companies' principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

                  (aa) None of the Group Companies has been refused any insurance coverage sought or applied for; and none of the Group Companies has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Group Companies, taken as a whole, except as described in the Prospectus.

                  (bb) The Group Companies possess all licenses, consents, certificates, authorizations, approvals, orders and permits issued by the appropriate domestic or foreign regulatory authorities necessary to conduct their respective businesses, other than as described in the Prospectus with respect to the conduct by RAL of its human resource services business outside of Shanghai; the Group Companies are in compliance in all material respects with the terms and conditions of all such licenses, consents, certificates, authorizations, approvals, orders and permits; all of such licenses, consents, certificates, authorizations, approvals, orders and permits, other than as described in the Prospectus with respect to the dormant human resources services license held by Tech JV, are valid and in full force and effect; none of such licenses, consents, certificates, authorizations, approvals, orders and permits contains any materially burdensome restrictions or conditions not described in the Prospectus; and none of the Group Companies has received any notice of proceedings relating to the revocation or modification of any such license, consent, certificate, authorization, approval, order or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. The Company does not have any reasonable basis to believe that the PRC Ministry of Information

         Industry, the PRC Ministry of Personnel or any other regulatory body is proposing to modify, suspend or revoke any such license, consent, certificate, authorization, approval, order or permit, and each of the Group Companies is in compliance with the provisions of all such licenses, consents, certificates, authorizations, approvals, orders and permits in all material respects.

                  (cc) Each of the Group Companies maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements of the Group Companies in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (dd) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (ee) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (ff) The Group Companies (i) are in compliance with any and all applicable domestic and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

                  (gg) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any

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         person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                  (hh) Except as disclosed in the Prospectus, no material relationships, direct or indirect, or material transactions exist between any of the Group Companies on the one hand and their respective affiliates, officers and directors or their shareholders, customers or suppliers on the other hand; and the statements in the Prospectus in this regard are true and correct in all material respects and do not omit anything necessary to make such statements, in the light of the circumstances under which they are made, not misleading.

                  (ii) None of the Overseas Subsidiaries, PRC Subsidiaries or PRC Affiliated Companies is currently prohibited, directly or indirectly, from paying any dividends or other distributions, or from making any other distribution on such Group Company's equity interest, except as provided for in the Reorganization Agreements or as described in or contemplated by the Prospectus; except as set forth in the Prospectus, all dividends and other distributions declared and payable upon the equity interests in the Overseas Subsidiaries, PRC Subsidiaries or PRC Affiliated Companies may be converted into foreign currency that may be freely transferred out of the PRC (after complying with applicable procedural requirements described in the Prospectus), Hong Kong, the British Virgin Islands or the Cayman Islands, as the case may be, and all such dividends and other distributions are not and, except as disclosed in the Registration Statements and the Prospectus, will not be subject to withholding or other taxes under the laws and regulations of the PRC, Hong Kong, the British Virgin Islands or the Cayman Islands and, except as disclosed in the Registration Statements and the Prospectus, are otherwise free and clear of any other tax, withholding or deduction in the PRC, Hong Kong, the British Virgin Islands or the Cayman Islands, in each case without the necessity of obtaining any Governmental Authorization in the PRC, Hong Kong, the British Virgin Islands or the Cayman Islands, except such as have been obtained.

                  (jj) The consolidated financial statements (and the notes thereto) of the Company included in the Prospectus present fairly, in all material respects, the financial position of the Company on a consolidated basis as of the dates indicated, and the results of operations and the cash flows for the periods specified; and (i) such financial statements have been prepared in conformity with U.S. generally accepted accounting principles on a consistent basis throughout the period involved and (ii) PricewaterhouseCoopers, who have expressed an opinion on the financial statements of the Company based on their audits, are independent auditors with respect to the Company within the meaning of the Securities Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the applicable rules and regulations of the Commission thereunder.

                  (kk) Each of the Group Companies has filed with all appropriate taxing authorities all income, franchise or other tax returns required to be filed through the date hereof except for those income, franchise or other tax returns the failure of which to file will not have a Material Adverse Effect, and no tax deficiency has been determined adversely to any of the Group Companies which has had (nor does any of the Group Companies have any knowledge of any tax deficiency which, if determined adversely to any of the Group Companies, might individually or in the aggregate have) a Material Adverse Effect.

                  (ll) The description of the Reorganization and each of the Reorganization Agreements as set forth in the Prospectus is true and correct in all material respects. The Reorganization has been completed and effected prior to the date hereof and constitutes a binding transaction completed by the parties to the Reorganization Agreements. None of the Reorganization Agreements and none of the transactions comprising the Reorganization has been revoked and to the Company's knowledge no such revocation is pending or threatened. Each of the Reorganization Agreements have been entered into prior to the date hereof in compliance with all applicable national, provincial, municipal and local laws, except for such non-compliance that would not, individually or in the aggregate, affect the valid and binding nature of the Reorganization, any Reorganization Agreement or have a Material Adverse Effect, and constitutes a binding transaction completed by the parties to the Reorganization Agreements. Each of the Reorganization Agreements has been duly authorized, executed and delivered by each Group Company and, to the best of the Company's knowledge, each other person that is a party to such agreement prior to the date hereof and each Reorganization Agreement constitutes a valid and legally binding agreement of each Group Company and, to the best of the Company's knowledge, each other person that is a party to such agreement and such agreement is enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity.

                  (mm) The Reorganization and the execution and the delivery by each Group Company and any other person of each Reorganization

         Agreement to which it is a party and the performance of its obligations thereunder did not, does not and will not conflict with, or result in a breach or violation of, any of the terms, or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any of the Group Companies or, to the best of the Company's knowledge, any such other person is a party, or by which any of the Group Companies or, to the best of the Company's knowledge, any such other person is bound or to which any of the property or assets of any of the Group Companies or, to the best of the Company's knowledge, of any such other person is subject, that singly or in the aggregate, is material to any of the Group Companies and such actions did not, and will not, result in any violation of the provisions of (x) the Memorandum and Articles of Association or business licenses or other constitutive documents of any of the Group Companies or (y) any existing law or statute or any existing order, rule, regulation, judgment, order or decree of any governmental body or agency having jurisdiction over any of the Group Companies or, to the best of the Company's knowledge, any such other person, or any of their properties, except, in the case of clause (y) above, for such violations which would not, individually or in the aggregate (i) have a Material Adverse Effect or (ii) affect the valid and binding nature of the Reorganization or any Reorganization Agreement. Except as disclosed in the Prospectus, all consents, approvals, authorizations, orders, registrations and qualifications required in all relevant jurisdictions in connection with the Reorganization, the Reorganization Agreements and the execution, delivery and performance of the Reorganization Agreements have been made or obtained (including, without limitation all actions necessary for the approval of the Reorganization and the Reorganization Agreements by (i) any governmental body or agency and (ii) third parties under joint venture agreements, bank loans, guarantees and other contracts material to the Group Companies, taken as a whole, if the consent of such third party is necessary to be obtained), and no such consent, approval, authorization, order, registration or qualification has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed, except for such consents, approvals, authorizations, orders, registrations and qualifications the failure of which to make or obtain would not have a Material Adverse Effect.

                  (nn) Other than the Reorganization Agreements, there are no other material documents or agreements, written or oral, that have been entered into by any of the Group Companies or any other person in connection with the Reorganization which have not been previously provided or made available to the Underwriters and, to the extent material to the Company, disclosed in the Prospectus.

                  (oo) None of the Group Companies nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in this Agreement and the Deposit Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement and the Deposit Agreement is valid and binding under the laws of the PRC and the Cayman Islands.

                  (pp) The section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Critical Accounting Policies" accurately and fairly describes in all material respects (i) the accounting policies which the Company believes are the most important in the portrayal of the Company's financial condition and results of operations and which require management's most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

                  (qq) The description set forth in the Prospectus in the section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" of (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur and (ii) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by any of the Group Companies such as structured finance entities and special purpose entities (collectively, "OFF-BALANCE ARRANGEMENTS") that are reasonably likely to have a material effect on the liquidity of the Group Companies, taken as a whole, or the availability thereof or the requirements of the Group Companies for capital resources, is true and correct in all material respects. As used herein in this subsection, the phrase "reasonably likely" refers to a disclosure threshold lower than "more likely than not".

                  (rr) To the best of the Company's knowledge, none of the Group Companies, or any of their respective officers, directors, managers, agents or employees have, directly or indirectly made or authorized any contribution, payment or gift of funds, or property to any official, employee or agent of any governmental agency, authority or instrumentality in the PRC, Hong Kong, the Cayman Islands or the British Virgin Islands or any other jurisdiction where either the payment or gift or the purpose of such contribution, payment or gift was, is, or would, after the registration of the Shares and American Depositary Shares under the Exchange Act be prohibited under applicable law, rule or regulation of any relevant locality, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder.

                  (ss) Under the current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on Common Shares in cash may be freely transferred out of the Cayman Islands in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Cayman Islands; and except as disclosed in the Prospectus, all such dividends and other distributions will not be subject to withholding, value added or other taxes under the laws and regulations of the Cayman Islands.

                  (tt) No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to the PRC, the Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the issuance, sale or delivery of the Shares to the Underwriters, including in the form of American Depositary Shares or
         (ii) the deposit with the Depositary of any Shares against the issuance of the corresponding American Depositary Shares and related ADRs.

                  (uu) Based on the projected composition of the Company's income and valuation of its assets, the Company does not expect to be a passive foreign investment company ("PFIC") within the meaning of
         Section 1296 of the Internal Revenue Code of 1986, as amended, for the year ended December 31, 2004 and does not expect to become one in the future.

                  (vv) Except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

                  (ww) The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 11 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in the The City of New York (each, a "NEW YORK COURT") and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 11 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Prospectus, the Registration Statement, the ADR Registration Statement or the offering of the Shares or the American Depositary Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 11 hereof.

                  (xx) Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty (i) by the courts of the Cayman Islands, provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court, and (ii) by the courts of the PRC, provided that (A) the judgment was not contrary to the public policy, state sovereignty or security of the PRC, (B) the judgment was not given or obtained by fraud, (C) the judgment was not based on clear mistake of law or fact, (D) the judgment was not directly or indirectly for the payment of taxes or other charges of a like nature or of a fine or other penalty, (E) the judgment was for a definite sum of money, (F) the judgment was final and conclusive, (G) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (H) such judgments do not conflict with any other valid judgment in the same matter between the same parties, (I) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in the New York Court, and (J) the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the United States or on reciprocity between such jurisdictions were met. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or contrary to the public policy, state sovereignty or security of the PRC.

         2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at US$[ o ] an American Depositary Share (the "PURCHASE PRICE").

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [ o ] Additional Shares at the Purchase Price. The Global Coordinator may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "OPTION CLOSING DATE"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Global Coordinator may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         The Company hereby agrees that, without the prior written consent of the Global Coordinator on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares; (ii) file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.

         The restrictions contained in the preceding paragraph shall not apply to (A) the Shares or American Depositary Shares to be sold hereunder or (B) the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof which have been disclosed in the Prospectus. Notwithstanding the foregoing, if (i) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided that in the case of clause (ii) above, if no earnings results are released during such 16-day period, the restrictions imposed hereunder shall terminate on the last day of such 16-day period.

         3. Terms of Public Offering. The Company is advised by the Global Coordinator that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Global Coordinator is advisable. The Company is further advised by the Global Coordinator that the Shares are to be offered to the public initially at US$[ o ] an American Depositary Share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by the Global Coordinator at a price that represents a concession not in excess of US$[ o ] an American Depositary Share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of US$[ o ] an American Depositary Share, to any Underwriter or to certain other dealers.

         4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [ o ], 2004, or at such other time on the same or such other date, not later than [ o ], 2004, as shall be designated in writing by the Global Coordinator. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

         Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [ o ], 2004, as shall be designated in writing by the Global Coordinator.

         ADRs evidencing the American Depositary Shares representing the Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Global Coordinator shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. ADRs evidencing the American Depositary Shares representing the Firm Shares and Additional Shares shall be delivered to the Global Coordinator on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the American Depositary Shares evidenced by such ADRs to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement and the ADR Registration Statement each shall have become effective not later than [ o ] (New York City time) on the date hereof.

         The several obligations of the Underwriters are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (if any of the Company's securities are so rated); and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Group Companies, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Global Coordinator, is material and adverse and that makes it, in the judgment of the Global Coordinator, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date an opinion of Maples and Calder Asia, outside Cayman Islands counsel for the Company, dated the Closing Date, in the form and substance satisfactory to the Global Coordinator.

                  (d) The Underwriters shall have received on the Closing Date an opinion of Walkers, outside British Virgin Islands counsel for the Company, dated the Closing Date, in the form and substance satisfactory to the Global Coordinator.

                  (e) The Underwriters shall have received on the Closing Date an opinion of Sherman & Sterling LLP, outside U.S. counsel for the Company, dated the Closing Date, in the form and substance satisfactory to the Global Coordinator.

                  (f) The Underwriters shall have received on the Closing Date, an opinion of Jun He Law Office, outside PRC counsel for the Company, dated the Closing Date, in the form and substance satisfactory to the Global Coordinator.

                  (g) The Underwriters shall have received on the Closing Date an opinion of Commerce & Finance Law Offices, PRC counsel for the Underwriters, dated the Closing Date, in the form and substance satisfactory to the Global Coordinator.

                  (h) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, United States counsel for the Underwriters, dated the Closing Date, in the form and substance satisfactory to the Global Coordinator.

                  (i) The Underwriters shall have received on the Closing Date an opinion of Ziegler, Ziegler & Associates LLP, counsel for the Depositary, dated the Closing Date, in the form and substance satisfactory to the Global Coordinator.

                  The opinions of Maples and Calder Asia, Walkers, Shearman & Sterling LLP, Jun He Law Offices, and Ziegler, Ziegler & Associates LLP described in Section 5(c), 5(d), 5(e), 5(f) and 5(i) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (k) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between the Global Coordinator and certain shareholders, officers and directors of the Company (as set forth on Schedule II hereto) relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to the Global Coordinator on or before the date hereof, shall be in full force and effect on the Closing Date.

                  (l) The American Depositary Shares shall have been approved for listing on Nasdaq, subject only to official notice of issuance.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Global Coordinator on the applicable Option Closing Date of such documents as the Global Coordinator may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

         6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to the Global Coordinator, without charge, six
         (6) signed copies of each of the Registration Statement and the ADR Registration Statement (including in each case exhibits thereto) and for delivery to each other Underwriter a conformed copy of each of the Registration Statement and the ADR Registration Statement (in each case without exhibits thereto) and to furnish to the Global Coordinator in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Global Coordinator may reasonably request.

                  (b) Before amending or supplementing the Registration Statement, the ADR Registration Statement or the Prospectus, to furnish to the Global Coordinator a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Global Coordinator reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Global Coordinator will furnish to the Company) to which Shares may have been sold by the Global Coordinator on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the

         Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares and the corresponding American Depositary Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Global Coordinator shall reasonably request.

                  (e) To make generally available to the Company's security holders and to the Global Coordinator as soon as practicable an earning statement covering the twelve-month period ending [ o ], 2005 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADR Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares, in the form of Common Shares or American Depositary Shares, to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares or the related American Depositary Shares under state securities laws and all expenses in connection with the qualification of the Shares and the related American Depositary Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares and any related American Depositary Shares by the NASD, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the American Depositary Shares and all costs and expenses incident to listing the American Depositary Shares on Nasdaq, (vi) the cost of printing certificates representing the Shares or ADRs, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and such consultants, and the cost of any aircraft chartered with the Company's prior approval in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares or American Depositary Shares by them and any advertising expenses connected with any offers they may make.

         8. Indemnity and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act selling underwritten Shares on behalf of an Underwriter from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter, any such controlling person or any such Affiliate in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADR Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Global Coordinator expressly for use therein, provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Global Coordinator expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a), or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley Dean Witter (Asia) Limited. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in Section 8(a), or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                  (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

         9. Termination. The Underwriters may terminate this Agreement by notice given by the Global Coordinator to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or Nasdaq, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC, Hong Kong or the Cayman Islands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State, PRC, Hong Kong or Cayman Islands authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Global Coordinator, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Global Coordinator, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

         10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Global Coordinator may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to the Global Coordinator and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Global Coordinator or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     11. Submission to Jurisdiction; Appointment of Agent for Service. (i) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement, the ADR Registration Statement or the offering of the Shares or the American Depositary Shares. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

     (a) The Company hereby irrevocably appoints National Registered Agents, Inc., with offices at 875 Avenue of the Americas, New York, New York 10001 as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as its agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

     12. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

         13. Foreign Taxes. All payments made by the Company under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the PRC, the Cayman Islands or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of such Underwriter's or controlling person's being connected with the Cayman Islands other than by reason of its being an Underwriter or a person controlling any Underwriter under this Agreement.

         14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                       Very truly yours
                                       51JOB, INC.



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

Accepted as of the date hereof

Morgan Stanley Dear Witter (Asia) Limited
Morgan Stanley & Co. International Limited
UBS Securities LLC
Piper Jaffray & Co.
CLSA Limited

Acting severally


By:  Morgan Stanley Dear Witter (Asia) Limited




By:
     -----------------------------------
     Name:
     Title:

                                                                      SCHEDULE I





                                                           NUMBER OF FIRM SHARES
                           UNDERWRITER                        TO BE PURCHASED
-------------------------------------------------------    ---------------------
Morgan Stanley & Co. International Limited.............
UBS Securities LLC.....................................
Piper Jaffray & Co.....................................
CLSA Limited...........................................
                                                           ---------------------
     Total:............................................
                                                           =====================

                                                                     SCHEDULE II



            OFFICERS, DIRECTORS AND SHAREHOLDERS OF 51JOB, INC. -
                          PARTIES TO LOCK-UP AGREEMENTS
------------------------------------------------------------------------------

                                                                    SCHEDULE III


                                    REORGANIZATION AGREEMENTS

1. Call Option Agreement between 51net.com Inc. ("51net") and Qian Cheng dated August 1, 2002, as amended and supplemented on May 3, 2004;

2.       Cooperation Agreement between Tech JV and RAL dated May 3, 2004;

3.       Domain Name License Agreement between 51net and RAL dated May 3, 2004;

4. Equity Transfer Agreement among 51net, Wuhan AdCo Sub and Qian Cheng dated April 5, 2004;

5. Qian Cheng Equity Pledge Agreement among WFOE, Michael Lei Feng and Run An dated May 3, 2004;

6. RAL Equity Pledge Agreement among WFOE, Michael Lei Feng and Tao Wang dated May 3, 2004;

7. Technical and Consulting Service Agreement between WFOE and Qian Cheng dated May 3, 2004, as amended as of July 2, 2004; and

8. Technical and Consulting Service Agreement between WFOE and RAL dated May 3, 2004, as amended as of July 2, 2004.




                                      III-1

                                                                     SCHEDULE IV


                                      OVERSEAS SUBSIDIARIES



51net Beijing (Cayman Islands)
51net HR (Cayman Islands)
51net.com Inc. (BVI)

                                                                      SCHEDULE V


                                        PRC SUBSIDIARIES


Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd. Qianjin Network Information Technology (Shanghai) Co., Ltd.
Shanghai Qianjin Culture Communication Co., Ltd.
Wuhan Mei Hao Qian Cheng Advertising Co., Ltd.
Hangzhou Meijin Advertising Co., Ltd.
Kunming Mei Hao Qian Cheng Advertising Co., Ltd.
Dalian Mei Hao Qian Cheng Advertising Co., Ltd.
Chongqing Qian Cheng Wu You Advertising Co., Ltd.
Hefei Wu You Culture Communication Co., Ltd.
Ningbo Qianjin Culture Communication Co., Ltd.
Shanghai Cheng An Human Resources Co., Ltd.
Shanghai Wang Cai Trading Co. Ltd.
Wang Jin Information Technology (Shanghai) Co., Ltd.

                                                                       EXHIBIT A





                                    [FORM OF LOCK-UP LETTER]



                                                     ____________, 2004

Morgan Stanley Dear Witter (Asia) Limited
27th Floor
Three Exchange Square
Hong Kong

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley Dear Witter (Asia) Limited ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with 51job, Inc., a Cayman Islands corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters named therein (the "UNDERWRITERS"), of ___ shares (the "SHARES") of the Common Shares, par value US$0.0001 per share of the Company (the "COMMON STOCK") represented by American depositary shares ("ADSs").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or ADSs or any securities convertible into or exercisable or exchangeable for Common Stock or ADSs, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or ADSs or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares in the form of ADSs to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to Common Shares, ADSs or other securities acquired in open market transactions after the completion of the Public Offering, (c) transfers of Common Shares or any securities convertible into or exercisable or exchangeable for Common Stock to a member of the undersigned's immediate family or to a trust of which the undersigned or such a family member is the beneficiary, (d) the issuance by the Company, to a holder of an option to purchase the Company's Common Shares pursuant to the 2000 stock option plan described in the Prospectus, of Common Shares issuable upon the exercise of such option, (e) the issuance by the Company, to holders of Series A preference shares of the Company, of Common Shares issuable upon the conversion of such Series A preference shares, (f) other distributions or transfers of Common Shares or any securities convertible into or exercisable or exchangeable for Common Stock to partners, members or controlled affiliates of the undersigned,
(g) transfers as a bona fide gift or gifts, or (h) transfers effected by the undersigned or the undersigned's personal representatives in the event the undersigned dies or becomes permanently disabled; provided, however, that in the case of any transfer or distribution pursuant to clause (c), (d), (e), (f) or
(g), prior to any such sale, transfer, distribution or donation, each purchaser, transferee, distributee or donee shall execute and deliver to Morgan Stanley a duplicate form of this Lock-Up Agreement. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Shares or ADSs or any security convertible into or exercisable or exchangeable for Common Stock or ADSs. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's or the ADS depositary's transfer agent and registrar against the transfer of the undersigned's Common Shares or ADSs, as the case may be, except in compliance with the foregoing restrictions (and subject to the exceptions set forth in clauses (a) through (h) of this paragraph).

         If:

           (1) during the last 17 days of the 180-day restricted period the Company issues a earnings release or material news or a material event relating to the Company occurs; or

           (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period;

the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided that in the case of clause (2) above, if no earnings results are released during such 16-day period, the restrictions imposed by this Lock-Up Agreement shall terminate on the last day of such 16-day period.

     The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                                    Very truly yours,




                                                    ----------------------------
                                                    (Name)




                                                    ----------------------------
                                                    (Address)